EXHIBIT  23.5







                           CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 for the registration of 1,000,000 shares of common stock) pertaining to the Ugly Duckling Corporation Long-Term Incentive Plan of Ugly Duckling Corporation of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. and to the inclusion of the Current Report (Form 8-K/A1) filed with the Securities and Exchange Commission.





                                   /s/  Ernst & Young, LLP


San Antonio, Texas
July 29, 1997